Exhibit 10.5

Employment Agreement

Party A: Harden Technologies Inc.	Party B: Zhang Fan

Sex: Male
Address on ID: Room 410, No.31, Kangle Avenue, Torch Development Zone, ZhongShan City

Address: 3rd Floor, J&C Building, Road Town, Tortola, British Virgin Islands, VG1110	Mailing Address: Room 410, No.31, Kangle Avenue, Torch Development Zone, ZhongShan City

Company Number: 2059501	ID name: ID card
ID Number: 61062119870807619

Personal Phone: Email: zhangf@siruide.com

For and on behalf on

Harden Technologies

Authorized

This agreement is signed on a mutuality voluntary basis by and between Party A and Party B in accordance with relevant national and local laws and regulations.

Term of the Agreement

1.	Both parties agree to determine the term of this agreement according to the first method below.

1)	Fixed term：From_____(yyyy)____(mm)____(dd) until _____(yyyy)____(mm)____(dd).

2)	No Fixed Term: From 8th April 2021 onwards

3)	To complete a certain task as the term of agreement：From____(yyyy)___(mm)____(dd) until the task is completed.

The sign of completing this work is______________________________________________.

2.	The probationary period is __months, from___(yyyy)__(mm)__(dd) until ___(yyyy)__(mm)__(dd).

3.	Within 30 days before the expiration of the agreement, the agreement can be renewed after mutual agreement between the two parties, or the agreement can be terminated in accordance with the relevant provisions of this agreement.

Job Location and Description

4.	Party A agrees to employ Party B as Vice President of Sales, for details of job responsibilities, kindly refer to Party A’s rules and regulations and job responsibilities.

5.	Both parties confirm that: The job location for Party B is Zhong San. However, Party B agrees that Party A can send Party B to other places for business trips or regular stationing upon work request.

6.	Both parties confirm that due to work requests or other reasons, Party A may adjust Party B’s job location, job description, and job position based on Party A’s work requests and Party B’s work ability and performance. However, the foregoing adjustments shall comply with the relevant provisions of the employment law and the rules and regulations of Party A.

7.	During the agreement period, Party B must complete the tasks on time, quality, and quantity in accordance with Party A’s rules and regulations and job responsibilities.

Working Hours, Rest and Vacation

8.	Party A implements a system of 8 working hours a day and 40 working hours a week. Both Party A and Party B have jointly confirmed that Party A can apply to the labor and social security department where Party A is located for examination and approval according to the requirements of its production and business and implement a comprehensive calculation of working hours or irregular working hours.

9.	Party A should strictly abide by the country’s regulations on overtime work. Indeed, due to the requirement of its production and business, Party A should negotiate with Party B to determine overtime matters in accordance with Party A’s rules and regulations.

10.	Party B is entitled to all legal holidays and other paid leave of absence in accordance with the laws and regulation of the country and the rules and regulation of Party A.

Working Protection and Working Conditions

11.	Party A should provide Party B with occupational safety and health conditions conforming to the provision of the country and necessary articles of labor protection to guarantee the safety and health during the working process.

12.	Party A should provide Party B with necessary labor protection supplies, dietary supplements and other occupational hazard protection conditions in accordance with the requirements of work and health.

Remuneration of Labor, Insurance and Welfare

13.	The pre-tax salary for Party B’s employment is RMB [￥31700] (in capital: RMB THIRTY-ONE THOUSAND AND ONE HUNDRED), and the pre-tax salary for 12 months of income in a natural year is RMB [￥380400] (in capital: RMB THREE HUNDRED EIGHTY THOUSAND FOUR HUNDRED). Party A will adjust Party B’s pre-tax wages in a timely manner based on Party B’s work performance and ability, and Party B will be notified of relevant adjustments in writing. However, the aforementioned adjustments should comply with the relevant provisions of the Employment agreement Law and the rules and regulations of Party A.

14.	Party A will pay for the social insurance of Party B in accordance with laws and relevant regulations.

15.	During the period of Agreement, Party B shall enjoy other benefits in accordance with the personnel regulations of Party A.

16.	Both parties confirm that, salary of Party B shall be borne and paid by the subsidiary of Party A. The salary payment date is every 20th of the month and, in case of holidays, shall refer to the written notice of the Company.

17.	Both parties confirm that, Party A can alter the job position, salary and related benefits of Party B according to work requests or the work performance of Party B.

18.	Party A will deduct the portion of personal income tax and social insurance costs borne by Party B as required by applicable laws and regulations, which contributions will be paid on behalf of Party B in accordance with the law.

Labor Discipline and Reward

19.	Party B must comply with national laws and regulations and all rules and regulations of Party A.

20.	Party A may, in accordance with the company's rules and regulations, take disciplinary actions to Party B upon violation of Party A’s rules and regulations, until he is held accountable for civil or criminal law.

21.	Party B shall be committed to his duties and work actively. If there is a special contribution, Party A shall have the right to give rewards to Party B in accordance with the rules and regulations of the company.

Confidentiality and Service Invention

22.	If Party B works in a department involving trade secrets of Party A or engages in a position involving trade secrets if Party A (including but not limited to technology development, product formulation, production technology, operation management, etc.), Party A will sign a separate confidentiality agreement with Party B. The confidentiality agreement as an annex to this agreement has the same legal effect as this agreement.

23.	Before the termination or cancellation of this agreement, Party B must return all equipment and materials received and actually controlled by Party B which are related to Party A (including but not limited to computers and related electronic materials, experimental records, research and development materials, technical documents, business information, etc.)

24.	From the date of resignation, Party B shall keep the trade secrets of Party A forever and shall not disclose trade secrets of Party A to any third party or use it for its own purposes for any reason or in any way. Otherwise, Party A has the right to pursue legal liability against Party B in accordance with the law.

25.	During the period of this agreement, the ownership and use right of the service invention made by Party B belongs to Party A; if it is necessary to apply for a patent, the right to apply belongs to Party A.

26.	The trade secrets in this agreement refer to technical information and business information that are (i) not known to the public, (ii) can bring economic benefits to Party A, and (iii) are practical and have been protected by Party A. These include, but are not limited to, financial information, financial data, various databases, any personnel file information of employees of Party A, emails, contact information, computer programs, product formulas, product prices, process know-how, process flow, production process, production method, management know-how, customer lists, supply information, production and marketing strategy, customer information, supplier information, employee information, business plans, etc. The above confidentiality clauses will not be affected by the termination or cancellation of this agreement and shall remain valid until the relevant trade secrets legally enter the public domain.

Conditions for Revocation and Termination of the Agreement

27.	Upon the occurrence of the following circumstances, Party A may notify Party B in writing at any time to terminate the employment agreement:

1)	Party B is proved during the probation period to be unqualified for employment;

2)	The relevant documents and application forms related to Party B provided at the time of employment are false;

3)	Party B seriously violates the rules or regulation of the company or the employees’ handbook.

4)	Party B causes great loss to the company due to serious dereliction of duties or engages in malpractice for selfish ends;

5)	Party B is held to have criminal responsibilities in accordance with law;

6)	Party B has established labor relations with other employers at the same time, which has a serious impact on the completion of the work of Party A, or refuses to make corrections upon the request of the Party A;

7)	Party B uses fraud, threat or taking advantage of the perilous state to make Party A conclude or change the employment agreement in violation of its true meaning;

8)	Party B proposes to terminate the employment agreement, with agreement reached between both parties through consultation; or

9)	Other cases stipulated by applicable law and administrative decrees.

28.	Party A can terminate this employment agreement should any one of the following cases occur, with Party B notified in written form in 30 days advance or an additional one month's salary shall be paid to Party B in lieu of the advance notice period:

1)	Party B can neither complete his original job nor any other kind of new job assigned by Party A after completion of medical treatment for his illness or injuries not suffered during work;

2)	Party B is incompetent at their jobs and remains as so following training or after readjusting the work position;

3)	No agreements on an alteration of this agreement can be reached through negotiation between and by both parties when major changes taking place in the objective conditions serving as the basis of the conclusion of these agreements prevent them being implemented; or

4)	Party A conducts economic layoffs in accordance with applicable law, regulations and related regulations.

29.	Party A shall not terminate this agreement in accordance with stipulations in Article 27 of this agreement should any one of the following cases occur with Party B:

1)	Party B complies with the pre-departure occupational health inspection requirements without inspection (except for Party B's own reasons);

2)	Party B is confirmed to have totally or partially lost their labor ability due to occupational diseases or work-related injuries;

3)	Party B is receiving treatment for his diseases or injuries during prescribed period of time;

4)	Party B is a woman who is in pregnancy, puerperium, or a nursing period;

5)	Party B has worked for Party A for 15 consecutive years and is less than five years away from the legal retirement age; or

6)	Other cases stipulated by applicable law and administrative decrees.

30.	Except for the circumstances stipulated in Article 31 of this agreement, if Party B plans to terminate this agreement, Party B shall give a written notice to Party A 30 days in advance. During the probation period, Party B must notify Party A in writing three days in advance before the employment agreement can be terminated.

31.	Party B can notify, at any time, Party A of their decision to terminate this agreement in any one of the following cases occur:

1)	Party A fails to pay labor remuneration or to provide labor conditions as agreed upon in this agreement;

2)	Party A fails to pay labor remuneration in full and on time;

3)	The rules and regulations of Party A violate laws and regulations and damage the rights and interests of employees;

4)	Party A forces Party B to work by means of violence, threats or illegal restrictions on personal freedom;

5)	Party A uses fraud, threat or taking advantage of the perilous state to make Party B conclude or change this agreement in violation of the true meaning;

6)	Party A’s operations illegally endanger the personal safety of Party B;

7)	Party A proposes to terminate the employment agreement, with agreement reached between both parties through consultation; or

8)	The laws and administrative regulations stipulate that Party B can terminate the employment agreement at any time.

32.	This agreement shall be terminated in any one of the following cases occur:

1)	The expiration of this employment agreement;

2)	Party B begins to enjoy basic pension insurance benefits in accordance with the law;

3)	The death of Party B, or Party B is declared dead or missing by a relevant court;

4)	Party A is legally determined to be bankrupt, dismissed, or cancelled; or

5)	Other cases stipulated by applicable laws and administrative decrees.

33.	When the employment agreement expires and one of the circumstances stipulated in Article 29 of this agreement exists, the employment agreement shall be extended until the corresponding situation disappears. However, if the employment agreement for which Party B has lost or partially lost the ability to work is terminated, Party A will follow national regulations on work-related injury.

Breach Liabilities

34.	If either Party A or Party B violates the relevant provisions of this agreement and causes economic losses to the other party, each party may claim to the other party to bear the corresponding economic compensation liability based on the actual loss.

35.	If Party A terminates or revokes this agreement in accordance with the law, Party A shall pay compensation in accordance with the law according to the number of years Party B has worked with Party A.

36.	If Party B violates the confidentiality provisions of this agreement and Article 27 of this agreement and other relevant provisions, and causes actual losses to Party A, Party B shall be liable for compensation for all actual losses of Party A.

37.	When Party B resigns, Party B shall go through various resignation procedures in accordance with relevant regulations of Party A on the day of resignation. Otherwise, Party A has the right not to pay wages and compensation. When Party B resigns and arbitrarily takes the important information belonging to Party A (including but not limited to account book credentials, company documents, technical information, business information, management information, etc.) or other tools, supplies, vehicles and other property belonging to Party A, Party A has the right to claim the relevant information and property from Party B and has the right to pursue all actual losses caused by Party B to Party A. Party B will also bear related civil or criminal liabilities.

38.	For training expenses borne by Party A or special treatment (including domestic and overseas), Party A and Party B will sign a separate agreement, which acts as an annex to this agreement and has the same legal effect as this agreement. If Party B resigns within the service period stipulated in the agreement (for whatever reason), he shall pay compensation to Party A in accordance with the relevant agreement.

39.	If Party B violates the provisions of Article 23 and Article 24 of this agreement, Party A shall have the right to claim all relevant documents and materials from Party B, and shall pursue economic and legal liabilities against Party B for the damage or loss caused to Party A.

Labor Disputes

40.	In case of labor disputes between Party A and Party B due to the performance of this agreement, the labor dispute settlement procedures shall apply.

41.	The labor dispute settlement process is as follows:

1)	Both parties shall settle disputes through consultation. If such disputes fail to settle, either party can apply for mediation to the enterprise trade union of Party A (if any). If the mediation fails, either party shall apply to the labor dispute arbitration committee where Party A is located.

2)	Either party can also directly apply to the local labor arbitration committee for arbitration within 60 days from the date of the labor dispute.

3)	If either party objects to an arbitration ruling, it can raise a lawsuit with a court where Party A is located within 15 days after received the ruling.

Others

42.	Other matters agreed by both parties:

1)	Party B has been assigned to work for Party A from a predecessor company for reasons other than his own reasons, and Party B’s working years in the original employer are combined and calculated as Party A’s working years [/] (if any).

2)	The terms of this agreement itself: remuneration, rank, reimbursement of Party B and other relevant agreements are all trade secrets of Party A. This is a personal agreement between Party A and Party B. Party B shall not discuss with other colleagues in the company.

3)	For trade secrets of Party A, Party B shall not disclose to any third party, and Party B is also obliged to strictly abide by confidentiality system of Party A. Regardless of whether deliberate or negligent actions by Party B result in the disclosure, loss of confidentiality, or theft of the aforementioned trade secrets, Party B shall bear the relevant legal liabilities to Party A. The development of new products and new technologies is provided by Party A on the basis of material conditions provided by multiple departments and personnel, and its ownership belongs to Party A. Party B shall not use, transfer or apply for a patent under his own name. If Party B violates business, technical secrets of Party A or intellectual property rights, Party A has the right to impose fines, disciplinary sanctions, compensation for losses, dismissal without any financial compensation, or even pursue legal liabilities against Party B based on the severity of the circumstances.

4)	Party B may need to transfer to another group company or work in another province in future. Party B agrees and is aware of the transfer arrangement. At that time, Party B needs to negotiate with the relevant group company to sign a new employment agreement. The working life of Party B in the group will continue, and the company will not provide financial compensation before the transfer.

5)	Party B agrees that the laws and regulations of Party A (including, but not limited to, company rules and regulations, employee handbook, etc.) can restrict work behavior of Party B. The rules and regulations formulated by Party A in accordance with the law have the same legal effect as this agreement. If Party B violates the relevant provisions of laws and regulations of Party A, Party A can take corresponding action against Party B in accordance with relevant regulations (including, but not limited to, written warnings, deductions, termination of employment, payment of liquidated damages, compensation for actual losses, etc.)

6)	Both parties confirm that, if there is any change in personal information of Party B (such as contact information, etc.) on the first page of this agreement, Party B shall notify the Human Resources Department of Party A in written form with a signature. Otherwise, all legal liabilities arising therefrom (including, but not limited to, inability of Party B to receive notice from Party A ,etc.) shall be borne by Party B.

43.	Party B confirms that Party B has studied the Personnel Management System of Party A and other relevant materials on the day of employment. Party A has provided Party B with a complete and systematic training on the "Personnel Management System" and all the contents of relevant rules and regulations formulated by Party A.

44.	This agreement is in duplicate, each party holding one copy, and it will take effect after both parties sign or seal it.

45.	If a clause of this agreement contradicts national laws and regulations or is deemed invalid, the relevant clauses shall be subject to national laws and regulations. However, the other terms of this agreement are still valid.

(No text below)

Party A (Seal):	Party B (Signature):

For and on behalf of Harden Technologies Inc.	Zhang Fan

Authorized Signature(s)

This agreement is signed on 8 April 2021.